Exhibit 10.1

PEBBLEBROOK HOTEL TRUST

AMENDMENT NO. 1 TO THE
PEBBLEBROOK HOTEL TRUST 2009 EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED EFFECTIVE JULY 10, 2012

This Amendment No. 1 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012 (the “Plan”), is adopted by the Board of Trustees of Pebblebrook Hotel Trust (the “Company”) on April 26, 2016, to be effective immediately upon approval of the Plan by the Company’s shareholders.

1. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Plan.

2. Section 5.02(a) of the Plan is hereby modified as follows:

“The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Share Awards or Other Equity-Based Awards and the settlement of Performance Units and Incentive Awards is ~~2,422,625~~3,672,625 Common Shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan on a one-for-one basis, i.e., each such unit shall be treated as an award of Common Shares.”